SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

0-33207	GREAT PLAINS ENERGY INCORPORATED (A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	43-1916803

1-707	KANSAS CITY POWER & LIGHT COMPANY (A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	44-0308720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On February 11, 2005, Great Plains Energy Incorporated (the "Company") provided a notice to its directors and officers pursuant to Rule 104(b)(2) of Regulation BTR with respect to the transition and blackout periods under the Great Plains Energy Incorporated Employee Savings Plus (ESP) Plan and the Capital Accumulation Plan (CAP). The notice is attached hereto as Exhibit 99 and is incorporated herein by reference. The notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 was provided on February 10, 2005.

During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by contacting Jeanie Sell Latz, Corporate Secretary, by telephone at 816.556.2936, or by mail at 1201 Walnut, P.O. Box 418679, Kansas City, Missouri 64141.

Item 9.01	Financial Statements and Exhibits

(c) Exhibit No.

99	February 11, 2005, Notice of Great Plains Energy Incorporated Stock Trading Blackout Period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED /s/Jeanie Sell Latz Jeanie Sell Latz Executive Vice President-Corporate and Shared Services and Secretary

Date: February 11, 2005